Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197514) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, and 2007 Equity Compensation Plan of Trupanion, Inc.,

(2)	Registration Statement (Form S-8 No. 333-202270) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Trupanion, Inc.,

(3)	Registration Statement (Form S-8 No. 333-209550) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Trupanion, Inc.,

(4)	Registration Statement (Form S-3 No. 333-226752) pertaining to the registration of common stock, preferred stock, debt securities, warrants and units, and

(5)	Registration Statement (Form S-3 No. 333-225760) pertaining to the registration of common stock, preferred stock, debt securities, warrants and units of our reports dated February 14, 2019, with respect to the consolidated financial statements and schedule of Trupanion, Inc. and the effectiveness of internal control over financial reporting of Trupanion, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Seattle, Washington
February 14, 2019